UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Royal Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 1, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Royal Financial, Inc.  The meeting will be held at 9226 South Commercial Avenue, Chicago, Illinois, on Wednesday, October 22, 2008, at 1:00 p.m. local time.  The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be conducted at the meeting.  Directors and officers of Royal Financial, Inc. as well as representatives of Crowe Horwath LLP, the company’s independent accountants, will be present at the meeting to respond to any questions from our stockholders.

The Board of Directors of Royal Financial, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the company and its stockholders.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of these matters.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your continued support of Royal Financial, Inc.

Sincerely,

James A. Fitch, Jr.
Chairman of the Board

ROYAL FINANCIAL, INC.
9226 SOUTH COMMERCIAL AVENUE
CHICAGO, ILLINOIS 60617
(773) 768-4800

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 22, 2008
___________________

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Royal Financial, Inc. (the “Company”) will be held at the Company’s main office located at 9226 South Commercial Avenue, Chicago, Illinois, on Wednesday, October 22, 2008, at 1:00 p.m. local time for the following purposes, all of which are further described in the accompanying Proxy Statement:

(1)	To elect two Class I directors to serve for a three-year term;

(2)	To ratify the appointment of Crowe Horwath LLP, as the Company’s independent public accountants for the fiscal year ending June 30, 2009; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof, including whether or not to adjourn the meeting.

The Board of Directors has fixed September 15, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.  If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company.  A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s main office located at 9226 South Commercial Avenue, Chicago, Illinois 60617, the day of the Annual Meeting and for a period of ten days prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Andrew Morua
Secretary

October 1, 2008
Chicago, Illinois

____________________

PROXY STATEMENT
____________________

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 22, 2008

General

This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share (“Common Stock”), of Royal Financial, Inc. (“Royal Financial” or the “Company”), a Delaware corporation and the savings bank holding company of Royal Savings Bank (“Royal Savings Bank” or the “Bank”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders (“Annual Meeting”) and at any adjournment thereof.  The meeting will be held at the Company’s and the Bank’s main office at 9226 South Commercial Avenue, Chicago, Illinois, on Wednesday, October 22, 2008, at 1:00 p.m. local time for the purposes set forth in the Notice of Annual Meeting of Stockholders.  This Proxy Statement is first being mailed to stockholders on or about October 1, 2008.

Voting Rights

Only stockholders of record at the close of business on September 15, 2008 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  At such date, there were 2,556,490 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.  The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote.  The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the Company’s independent accountants.

Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting.  Because of the required votes, abstentions will have the effect of a vote “against” the proposal to ratify the appointment of the Company’s independent accountants.  Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the appointment of the Company’s independent auditors are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions.  Directors are elected by a plurality of the votes cast, without regard to broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

Proxies

Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies.  If no contrary instructions are given, each proxy received will be voted as follows:

(1)	FOR the nominees for director described herein;

(2)	FOR ratification of Crowe Horwath LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2009; and

(3)
upon the transaction of such other business as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by either (1) filing a written notice of revocation with the Secretary of the Company (Andrew Morua, Secretary, Royal Financial, Inc., 9226 South Commercial Avenue, Chicago, Illinois 60617); (2) delivering to the Company a duly-executed proxy bearing a later date; or (3) attending the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Participants in the ESOP

If you participate in the Company’s Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may direct the trustee to vote on your behalf under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions have been received in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your voting instructions to the ESOP trustee is October 15, 2008.

Cost of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

Beneficial Ownership

The following table sets forth information as to the Common Stock beneficially owned as of the Record Date by (1) each current director and Named Executive Officer, (2) all directors and Named Executive Officers of the Company and the Bank as a group, and (3) persons known to the Company to be the beneficial owner of 5% or more of the Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Unvested Restricted Stock(1)	Exercisable Options	Total Amount of Beneficial Ownership(2)	Total Percentage Ownership(3)
Directors:
Alan W. Bird	24,932	6,348	15,870	47,150	1.8%
John T. Dempsey	4,174	2,116	7,935	14,225	*
James A. Fitch, Jr.	1,058	4,232	2,645	7,935	*
C. Michael McLaren	—	1,058	—	1,058	*
Barbara K. Minster	25,819	2,116	5,290	33,225	1.3
Rodolfo Serna	4,674	2,116	7,935	14,725	*
Leonard Szwajkowski	2,116	3,174	5,290	10,580	*
Non-Director Named Executive Officers:
Andrew Morua	3,174	2,116	7,935	13,225	*
Jodi A. Ojeda	1,000	2,500	2,000	5,500	*
Kelly A. Wilson	2,956	2,116	7,935	13,007	*
Total Directors and Executive Officers (10 persons)	69,903	27,892	62,835	160,630	6.1%
Other Significant Stockholders:
Royal Financial, Inc. Employee Stock Ownership Plan Trust(4)	195,162	—	—	195,162	7.6%
9226 South Commercial Avenue Chicago, Illinois 60617
PL Capital Group(5)	250,800	—	—	250,800	9.8
20 E. Jefferson Avenue Suite 22 Naperville, Illinois 60540
Philip J. Timyan(6)	234,400	—	—	234,400	9.2
c/o Riggs Qualified Partners, LLC 4324 Central Avenue Western Springs, Illinois 60558
_____________
*	Equals less than 1% of the outstanding Common Stock.
(1)	Represents shares of outstanding common stock that are subject to forfeiture until they vest pursuant to the terms of the related restricted stock award agreement.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act.
(3)	Based on the number of shares of Common Stock outstanding as of September 15, 2008, including outstanding but unvested restricted stock.
(4)
As of the Record Date, 126,960 shares held in the ESOP were unallocated, and 68,202 shares held in the ESOP had been allocated to the accounts of participating employees.  Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Unallocated shares held in the ESOP and allocated shares for which no voting instructions have been received will generally be voted by the ESOP Trustee in the same proportion “for” and “against” the proposals presented as the ESOP participants and beneficiaries actually vote the shares allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustee and applicable law.  Any allocated shares which “abstain” on a proposal will generally be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries.

(5)
Based on information obtained from Schedule 13D/A filed by PL Capital Group with the SEC on October 9, 2007.  Total amount of beneficial ownership includes shares beneficially owned by each of Financial Edge Fund, L.P., Financial

Edge – Strategic Fund, L.P., Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, PL Capital, LLC, PL Capital Advisors, LLC, PL Capital Offshore, Ltd., PL Capital/Focused Fund, L.P., John W. Palmer and Richard J. Lashley.

(6)
Based on information obtained from Schedule 13D filed by Philip Timyan with the SEC on July 3, 2007.  Total amount of beneficial ownership includes shares beneficially owned by each of Riggs Qualified Partners, LLC., RAM T, L.P. and Mr. Timyan directly.

PROPOSAL 1. — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members.  The Company’s Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year.  There are two persons currently serving as Class I directors whose term will expire at the 2008 Annual Meeting.  Of the seven current members of the Board, five directors have been determined by the Board to be “independent” within the meaning of “independent” under the rules of the Nasdaq Stock Market.

During the recently completed fiscal year, there were several changes in the composition of the Company’s Board of Directors.  On August 15, 2007, James A. Fitch, Jr., was appointed to the Board of Directors as a Class II director to fill the vacancy created by an increase in the size of the Board from six to seven directors.  On October 4, 2007, Leonard Szwajkowski, the Company’s current Chief Executive Officer and President, was appointed to the Board of Directors as a Class III director to fill the vacancy created by the resignation of the Company’s former Chief Executive Officer and President, Donald A. Moll.  Effective January 3, 2008, Peter C. Rolewicz, a former Class I director, retired from the Board of Directors.  On July 21, 2008, C. Michael McLaren was appointed to the Board of Directors to fill the vacancy caused by Mr. Rolewicz’s retirement.

At the Annual Meeting, stockholders will be asked to elect two directors to serve for a three-year term and until their successors are elected and qualified.  Each of the two director nominees are currently serving as directors and were selected by the Nominating Committee of the Board of Directors for re-election as Class I directors.  There are no arrangements or understandings between the nominees and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting.  No director or director nominee is related to any other director or executive officer of the Company by blood, marriage or adoption.

Each of the nominees has indicated a willingness to serve, and the Board of Directors knows of no reason why either of the nominees may not be able to serve as a director if elected.  However, if either nominee should be unable or unwilling to stand for election at the Annual Meeting, the proxies may be voted for the election of such other person(s) selected by the Board of Directors of the Company.  Proxies cannot be voted for a greater number of persons than the number of nominees for director named.  To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting.  Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

Information With Respect to Nominees for Director

The following table presents certain biographical and background information about each director nominee.

Nominees for Class I Director to Serve
a Three-Year Term Expiring in 2011

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
C. Michael McLaren	60	Director. President since 2002 of BPS Capital Management, Inc., Bloomington, Minnesota, which specializes in financial institution balance sheet and risk management; bank consultant since 1987.	2008
Rodolfo Serna	66	Director. Retired principal of Kelvyn Park High School, Chicago, Illinois, from 1985 to 1989; former Central Office Administrator from 1989 to 1999, Assistant Superintendent-Language & Culture from 1989 to 1995, and Deputy Director of School/Community Relations from 1995-1999, for the Chicago Public Schools.	2000
_____________
(1)	Includes service with the Bank prior to the Bank’s conversion.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR CLASS I DIRECTOR.

Members of the Board of Directors Continuing in Office

The following table presents certain biographical and background information about each director whose term continues after the Annual Meeting.

Class II Directors with Terms Expiring in 2009

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
Alan W. Bird	69	Director. Senior Vice President – Investments of the Company until January 2008; formerly Chairman of the Board of the Bank (from May 1991) and of the Company (since inception) until October 2007. President of McDevitt & Bird Investment Management Co., Elizabeth, Illinois, from 1996 to present.	1972
James A. Fitch, Jr.	52	Director since August 15, 2007; Chairman of the Board since October 1, 2007. Co-founder, owner and president of Trinity Manufacturing Corporation since 2003; President and CEO of	2007

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
		Advance Bank and Advance Bancorp from 1998-2003, President and CEO of South Chicago Bank from 1991-1999; U.S. Army Infantry Officer, 1977-1991
Barbara K. Minster	79	Director. Former president of the Bank from 1996 until June 2004.	1995
_____________
(1)	Includes service with the Bank prior to the Bank’s conversion.

Class III Directors with Terms Expiring in 2010

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
Leonard Szwajkowski	45
President and Chief Executive Officer of the Company and Bank since October 4, 2007.  Previously, Interim Chief Executive Officer of the Company and the Bank from June 18, 2007 to October 4, 2007, Interim Chief Financial Officer of the Company and the Bank from October 4, 2007 to January 3, 2008, Sr. V.P./Chief Financial Officer of the Company and the Bank from April 2006 until October 4, 2007, and Sr. V.P. – Finance from February 2006 to April 2006.  From May 2003 to February 2006, V.P./CFO and Director of Sharlen Electric Co. in Chicago; from August 2000 to May 2003, V.P. – Strategic Planning of Advance Bank in Chicago; from April 2000 to August 2000, Financial Consultant – State of Illinois; from May 1979 to April 2000, Sr. V.P./CFO and director of East Side Bank and Trust Company in Chicago.  Adjunct Professor – St. Xavier University in Chicago, 1999 to present.

			2007
John T. Dempsey	70	Director. Investment portfolio manager, Barrington Asset Management, Inc., Chicago, Illinois, since 1992.	1999
_____________
(1)	Includes service with the Bank prior to the Bank’s conversion.

Director Independence

Based upon the recommendations of the Nominating Committee, the Board of Directors has determined that Messrs. Dempsey, Fitch, McLaren and Serna and Ms. Minster are “independent” directors, in accordance with the listing standards of the Nasdaq Stock Market.

Director Nomination Procedures

The Board of Directors has delegated responsibility to the Nominating Committee to identify and select director nominees who are in a position to exercise independent judgment, provide effective oversight of management and serve the best interests of stockholders.  The Nominating Committee, comprised of a majority of independent directors, recommends to the full Board for approval the proposed slate of director nominees for election at the annual meeting of stockholders.

In selecting director nominees, the Nominating Committee will consider, among other factors, the existing composition of the Board and the committee’s evaluation of the mix of Board members appropriate for the perceived needs of the Company.  The Nominating Committee seeks a range of experience, knowledge and judgment and a diversity of perspectives on the Board to enhance the Board’s effectiveness.  The Nominating Committee also believes continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight.  Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who the committee believes have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

Under its policies, the Nominating Committee also considers the following in selecting the proposed nominee slate:

•	at least a majority of directors should be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards (although the Company is not a Nasdaq-listed company);

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Board recognizes the following characteristics and skills as minimum qualifications for any potential director candidate:

•	highest personal and professional ethics and integrity; commitment to the Company’s values;

•	ability and willingness to devote sufficient time and attention to fulfilling Board duties and responsibilities;

•	relevant business, professional or managerial skills and experience; mature wisdom;

•	communication, leadership and team building skills;

•	comprehension of the Company’s business plans and strategies; financial sophistication;

•	ability to assist in the formulation of business strategies and to monitor and guide expectations;

•	ability and willingness to exercise independent judgment and express tough opinions;

•	collegial personality; nonconfrontational and constructive, but able to challenge, ask questions and assess responses;

•	good health and mental alertness; and

•	alignment of personal interests with long-term interests of stockholders.

Stockholder Director Nominee Recommendations.  It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received.  To be timely, recommendations must be received in writing at the principal executive offices of the Company, addressed to the Secretary or the Nominating Committee, at least 120 days prior to the anniversary date of mailing of the Company’s proxy statement for the prior year’s annual meeting.  See “Stockholder Proposals.”  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name, age, business and residence address, qualifications and the reason for such recommendation;

•	the name, age and residence and business addresses of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s);

•
a representation that the stockholder is a holder of record of the Company’s stock, entitled to vote at the annual meeting, and that he intends to personally appear in person or by proxy at the annual meeting to nominate such person;

•	a description of any financial or other arrangement, relationship or understanding between the stockholder(s) and such nominee or between the stockholder(s), nominee and any other person(s);

•	such other information as would be required to be included in the Company’s proxy statement about the stockholder and the nominee; and

•	the consent of such nominee to serve as a director of the Company if elected.

Board Meetings

Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed.  There were 12 regular meetings and five special meetings of the Board of Directors of the Company held during the fiscal year ended June 30, 2008.  No director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during fiscal 2008 and the total number of meetings held by all committees of the Board on which the director served during fiscal 2008.

Board Committees

The Board of Directors currently has a separate Compensation Committee, Nominating Committee and Audit Committee.  The Audit Committee of the Bank was established in September 2004, and the Audit Committee of the Company was established in July 2005.  The Compensation Committee and the Nominating Committee were established in July 2005.

Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company’s officers, including the Chief Executive Officer; recommending and approving stock option grants, restricted stock and other awards to management under the Company’s Stock Option Plan and

Management Recognition and Retention Plan; reviewing and recommending compensation programs including stock option grants, profit sharing contributions and annual bonuses; reviewing and recommending director compensation; advising the Chief Executive Officer on miscellaneous compensation issues; and advising management regarding management succession planning issues.  The Compensation Committee also advises and assists management in formulating policies regarding compensation

The current members of the Compensation Committee are Messrs. Serna (Chairman) and McLaren and Ms. Minster.  Each of the members of the committee is considered “independent” within the meaning of the Nasdaq rules, as currently in effect.

Nominating Committee.  The Nominating Committee is responsible for proposing to the Board a slate of nominees for election as directors by stockholders at each annual meeting.  The Nominating Committee is also responsible for taking a leadership role in shaping the Company’s corporate governance practices.  In carrying out its duties, the Nominating Committee has also been delegated the responsibility to:  determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, regarding each Board member’s “independence” status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; and consider the effectiveness of corporate governance practices and policies followed by the Company and the Board.  The current members of the Nominating Committee are Ms. Minster (Chairperson) and Messrs. Bird, Dempsey and Fitch.

Audit Committee.  The Audit Committee is responsible for supervising the Company’s accounting, reporting and financial control practices.  Generally, the Audit Committee reviews the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants.  The independent public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  The current members of the Audit Committee are Messrs. Dempsey (Chairman), Serna and McLaren.  Each of the members of the committee is considered “independent” within the meaning of the Nasdaq rules, as currently in effect, and satisfies the heightened independence standards under the SEC rules, as currently in effect.  The Board of Directors has determined that Mr. Dempsey, one of the Audit Committee’s independent members, is an “audit committee financial expert” as that term is defined in SEC rules.  The Audit Committee met 20 times in fiscal 2008.

The Compensation Committee, the Nominating Committee and the Audit Committee each operates under a written charter.  Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating Committee are attached as Appendix A, Appendix B and Appendix C, respectively, to this proxy statement.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns regarding the Company should contact the Company’s Chairman, James A. Fitch, Jr., at 941-962-6700, its Chief Executive Officer and President, Leonard Szwajkowski, at 773-382-2111 or visit the Company’s website at www.royalsavingsbank.com.  However, any stockholder who wishes to communicate directly with the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board, any committee of the Board or any named directors, c/o the Secretary of the Company at Royal

Financial, Inc., 9226 South Commercial Avenue, Chicago, Illinois 60617.  The Company’s policy is to forward written communications received from stockholders to the appropriate directors.

The Board of Directors encourages directors to attend the Company’s annual meeting of stockholders each year, and it is expected that a majority of the current members of the Board will attend the Company’s 2008 Annual Meeting.  All directors serving on the Board of Directors as of the date of the Company’s 2007 annual meeting attended the Company’s 2007 annual meeting except Peter C. Rolewicz.

Executive Officers Who are Not Directors

The following table sets forth certain information with respect to current executive officers of the Company who are not also directors of the Company.  All executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

Name	Age	Position with the Company and Principal Occupation During the Past Five Years
Andrew Morua	47
Sr. V.P. – Loans of the Bank since July 2003; Secretary of the Company and the Bank since August 2004; Interim President of the Company and the Bank from June 18, 2007 until October 4, 2007; Regional V.P. of Advance Bank in Chicago from 1999 to 2003.

Jodi A. Ojeda	45
Sr. V.P. and Chief Financial Officer of the Company and the Bank since January 2008; previously V.P. and Controller of the Company and the Bank from August 2006 until January 2008; formerly Chief Financial Officer of Southeast Chicago Development Commission beginning January 2004, and V.P. and Controller of The Sharlen Group in Chicago from September 2000 until April 2003.

Kelly A. Wilson	36
Sr. V.P. – Operations/IT of the Bank since August 2003; previously, from 1997 to 1999, Systems Specialist of Advance Bank in Chicago; 1999 to 2000 as Assistant Branch Administrator and from 2000 until August 2003 as Assistant V.P./Data Resource Manager of Advance Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by the Company and its subsidiaries for services rendered in all capacities during the fiscal years ended June 30, 2008 and 2007 to the persons who held the positions of (i) President and Chief Executive Officer, (ii) the Company’s former President and Chief Executive Officer, (iii) Senior Vice President – Loans and Secretary, (iv) Senior Vice President—Operations/IT, and (v) Senior Vice President and Chief Financial Officer (the Company’s “Named Executive Officers”) during the 2008 fiscal year.

		Summary Compensation Table
Name and Principal Position During 2008 Fiscal Year	Year	Salary	Bonus	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)		Total ($)
Leonard Szwajkowski(2)
President and Chief	2008	$140,000	—	15,330	13,357	—	—	41,453	(3)	210,140
Executive Officer	2007	105,000	—	15,330	13,357	—	—	—		133,687
Donald A. Moll(4)
Former President and	2008	$4,933	—	—	—	—	—	48,077	(5)	53,010
Chief Executive Officer	2007	120,000	—	58,825	50,890	—	—	46,097	(6)	275,812
Andrew Morua
Senior Vice President–	2008	$130,000	—	14,706	12,722	—	—	24,285	(7)	181,713
Loans and Secretary	2007	109,200	—	14,706	12,722	—	—	23,385	(7)	160,013
Kelly A. Wilson
Senior Vice President–Operations/IT	2008	$95,000	—	14,706	12,722	—	—	17,747	(7)	140,175
Jodi A. Ojeda
Senior Vice President and Chief Financial Officer	2008	$83,500	—	8,650	5,330	—	—	15,599	(7)	113,079
_______________
(1)
No stock or option awards were granted during fiscal 2007 or 2008 to the Named Executive Officers other than to Ms. Ojeda.  Amounts in columns represent the dollar amount of expense recognized on outstanding equity awards for consolidated financial statement reporting purposes in accordance with SFAS 123R, without regard to discount for estimated forfeitures.

(2)	Appointed Interim Chief Executive Officer on June 18, 2007 and Chief Executive Officer and President on October 4, 2007.
(3)	Includes value allocated by the Company on behalf of Mr. Szwajkowski under the ESOP of $26,153 and director’s fees of $15,300.
(4)
Mr. Moll resigned as President and Chief Executive Officer and as a Director of the Company effective October 3, 2007.  As such, salary and other compensation earned by Mr. Moll in fiscal 2008 reflects only the July 1, 2007 to October 3, 2007 period.

(5)	Represents cash severance paid to Mr. Moll in connection with his resignation from the Company. See “Employment Agreements—Donald A. Moll.”
(6)	For the fiscal year ended June 30, 2007, includes amounts allocated by the Company on behalf of Mr. Moll under the ESOP of $25,697 and director’s fees of $20,400.
(7)	Represents value allocated by the Company on behalf of the executive under the ESOP.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding equity awards and the value of such awards that were unexercised or that have not vested at June 30, 2008.

Outstanding Equity Awards as of June 30, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(3) (#)	Market Value of Shares or Units of Stock that have not Vested(4) ($)
Leonard Szwajkowski	5,290	7,935	14.49	2/21/16	3,174	24,122
Donald A. Moll(5)	—	—	—	—	—	—
Andrew Morua	5,290	7,935	13.90	10/26/15	3,174	24,122
Kelly A. Wilson	5,290	7,935	13.90	10/26/15	3,174	24,122
Jodi A. Ojeda	1,000	4,000	14.60	7/18/16	2,500	19,000
_______________
(1)	The numbers and amounts in the table represent shares of common stock subject to options granted by the Company that were unexercised as of June 30, 2008.
(2)
The vesting dates of the options held at June 30, 2008 that were unexercisable are as follows: (i) for the unvested options that expire on February 21, 2016:  2,645 shares each vest on February 21, 2009, 2010 and 2011, respectively; (ii) for the unvested options that expire on October 26, 2015:  2,645 shares each vest on October 26, 2008, 2009 and 2010, respectively; and (iii) for the unvested options that expire on July 18, 2016:  1,000 shares each vest on July 18, 2008, 2009, 2010 and 2011, respectively.

(3)
The vesting dates of the restricted stock held at June 30, 2008 that were unvested are as follows:  (i) for Mr. Szwajkowski, 1,058 shares each vest on February 21, 2009, 2010 and 2011, respectively; (ii) for Mr. Morua and Ms. Wilson, 1,058 shares each vest on October 26, 2008, 2009 and 2010, respectively; and (iii) for Ms. Ojeda, 500 shares each vest on July 18, 2008, 2009, 2010 and 2011, respectively, and 200 shares each vest on January 2, 2009, 2010, 2011 and 2012, respectively.

(4)	Based upon the closing price of the Company’s common stock on June 30, 2008 of $7.60 per share.
(5)	All unvested options and unvested shares of restricted stock were forfeited by Mr. Moll in connection with his resignation that took effect on October 3, 2007.

Employment Agreements

Leonard Szwajkowski.  On February 21, 2006, the Company and the Bank entered into an employment agreement with Leonard Szwajkowski.  The initial term of the agreement expired on January 20, 2008 but is renewable for successive one-year terms unless either party gives 90 days’ advance notice of an intention to terminate the agreement.  Mr. Szwajkowski’s agreement automatically renewed for an additional term on January 20, 2008.  The agreement provides for an initial annual base salary effective as of July 1, 2006, of $105,000, subject to review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines.  Mr. Szwajkowski’s salary in fiscal 2008 was $140,000.  Mr. Szwajkowski may receive a discretionary bonus to the extent determined by the board of directors and is entitled to participate in the Company’s equity incentive plans and benefit plans and other fringe benefits available to the Bank’s executive officers.

Under the agreement, Mr. Szwajkowski’s employment may be terminated at any time for “cause,” as defined in the agreement.  In this case, or if he resigns without “good reason,” the agreement will immediately terminate, and he would be entitled only to unpaid benefits accrued during the term of his employment.  If Mr. Szwajkowski chooses to resign with good reason, or the Bank chooses to terminate his employment without cause, he also will be entitled to receive severance in the amount equal to 100% of his then-current base annual salary, plus the average of the sum of the bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.

In the event that Mr. Szwajkowski is terminated after a change in control (as defined in the agreement) of the Company, he will be entitled to (A) a pro rata bonus based on the prior year’s bonus amount, if any; and (B) a lump sum payment equal to two times the sum of (1) his annual base salary, (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years, and (3) the sum of the contributions that the Bank would have made to him during the year under benefit plans and the annual value of any other executive perquisites.

The agreement contains certain non-competition and nonsolicitation provisions that, subject to certain exceptions, prohibit Mr. Szwajkowski from engaging in any business that provides banking products and services or that otherwise competes with the Company or the Bank within a 20 mile radius of any of the Company’s or its subsidiaries’ locations, or soliciting, either for his own account or for the benefit of any entity located within a 20 mile radius, any clients or employees of the Company or its subsidiaries.  These non-competition and nonsolicitation provisions will remain in effect for a period of one year after the termination of his employment.

Other Executive Officers.  The Company and the Bank also have entered into employment agreements with (1) Andrew Morua, Senior Vice President – Loans and Secretary, (2) Kelly A. Wilson, Senior Vice President – Operations/IT, and (3) Jodi A. Ojeda, Senior Vice President and Chief Financial Officer (collectively referred to as the “Executives”).

Each of these agreements became effective as of the closing of the conversion, January 20, 2005, except for Ms. Ojeda, whose agreement was effective as of January 3, 2008.  The initial term of the agreement with Mr. Morua is two years.  The initial term of the agreement with each of Ms. Wilson and Ms. Ojeda is one year.  The agreements automatically renew for an additional year, unless either party gives 90 days’ advance notice of an intention to terminate the agreement.  Each of Mr. Morua’s and Ms. Wilson’s agreements automatically renewed for an additional term on January 20, 2008.  Except as discussed below, the terms and provisions of the Executives’ agreements are substantially similar to those of the employment agreement with Mr. Szwajkowski.

The initial annual base salary for each of Mr. Morua, Ms. Wilson and Ms. Ojeda provided in the agreements is $98,880, $58,710, and $87,000, respectively.  Mr. Morua’s base annual salary for fiscal 2008 was $130,000 and Ms. Wilson’s salary was $95,000.  Each Executive’s base salary is subject to periodic review from time to time, and may be increased when and to the extent the Board of Directors, based upon the recommendation of the Compensation Committee, in its discretion, determines.

If an Executive chooses to resign with good reason, or the Company and the Bank terminates his or her employment without cause, he or she is entitled to receive severance in the amount equal to 100% of his or her then-current annual base salary, plus the average of the sum of any bonuses earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.

In the event an Executive is terminated after a change of control (as defined in the agreement) of the Company and the Bank, the Executive will be entitled to unpaid benefits accrued during the term of his or her employment, a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any, and a lump-sum payment equal to, in the case of Mr. Morua, two times the sum of, and in the case of all other Executives one times the sum of:  (a) annual base salary; plus (b) the greater of the

Executive’s (i) bonus amount, if any, for the prior year or (ii) average bonus, if any, for the three preceding years; plus (c) the sum of contributions that would have been made by the Company and the Bank to the Executive during the year under benefit plans and the annual value of any other executive perquisites.

Each agreement also contains certain noncompete and nonsolicitation provisions prohibiting the Executive for a period of one year following his or her termination from engaging in any business located within 20 miles of any of the Bank’s offices that is involved in banking generally or that otherwise competes with the Company or the Bank, or from soliciting, for his or her own account or for the benefit of any entity located within 20 miles of any office or branch of the Company or the Bank, any clients or employees of the Bank or its subsidiaries.

As of January 20, 2008, the Company’s employment agreement with Alan W. Bird, the Company’s former Senior Vice President – Investments, expired and was not renewed.  Mr. Bird’s salary in fiscal 2008 through January 20, 2008 was $15,644.

Donald A. Moll.  The Company and the Bank’s employment agreement with Mr. Moll, the Company’s former President and Chief Executive Officer, provided for an annual base salary, which was subject to review from time to time, and could be increased when and to the extent the Board of Directors, in its discretion determined.  Under the agreement, Mr. Moll’s employment could be terminated by the Company and the Bank at any time for “cause,” as defined in the agreement, or if he resigned from the Company and the Bank without “good reason,” the agreement immediately terminated, and he would be entitled only to unpaid benefits accrued during the term of his employment.

The agreement also contains noncompete and nonsolicitation provisions that prohibit Mr. Moll, for a period of one year following his termination, from engaging in any business located within 20 miles of any of the Bank’s offices that is involved in banking generally or that otherwise competes with the Company or the Bank, or from soliciting, either for his own account or for the benefit of any entity located within a 20-mile radius of any office or branch location of the Company or the Bank, any of the Bank’s clients or its employees.

On September 26, 2007, Mr. Moll agreed to resign from all positions he held with the Company and each of its subsidiaries, including as a director of the Company and the Bank, as part of a Separation Agreement and Release (the “Agreement”) with the Company and the Bank. Pursuant to the terms of the Agreement and applicable law, Mr. Moll had seven days from the date of the Agreement to revoke his acceptance of the Agreement.  Mr. Moll did not revoke his acceptance during that time period, and as a result his resignation became effective on October 3, 2007.  Pursuant to the Agreement, the Company paid Mr. Moll $48,077 to settle all of the Company’s remaining obligations under his employment agreement and agreed to reimburse Mr. Moll for the cost of any COBRA medical insurance coverage through January 20, 2008.  Mr. Moll also agreed to forfeit any unvested options and shares of restricted stock previously awarded to him under the Company’s equity compensation plans.

Profit Sharing Plan; Other Benefits

The Bank’s Profit Sharing Plan, in which substantially all employees were eligible to participate, was terminated as of June 30, 2007, subject to formal approval from the Internal Revenue Service.  There were no contributions to the plan during fiscal 2008.  The Bank also maintains health and welfare benefits for the benefit of substantially all of its full-time employees.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (“ESOP”) for eligible employees of the Company and the Bank.  Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the ESOP.

The ESOP borrowed funds from the Company to purchase 211,600 shares of Common Stock after the Bank’s conversion from mutual to stock form.  The loan to the ESOP will be repaid principally from employer contributions to the ESOP over 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP.  The interest rate currently payable by the ESOP on the loan to the Company is 7.25% per annum.  Contributions to the ESOP may be fixed under the terms of the ESOP loan until the loan is repaid in full, subject to any refinancing of the loan agreed to by the ESOP trustee.  The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company.  Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company.  The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares of common stock purchased by the ESOP with the loan proceeds are held in a suspense account (referred to in the ESOP as the Unallocated Reserve) and released for allocations to the accounts of eligible participants based on a formula in federal regulations governing ESOP loans as debt service payments are made.  Shares released from the Unallocated Reserve are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s compensation (as defined in the ESOP) to the total compensation of all eligible ESOP participants.  Forfeitures will be reallocated among eligible participants in a similar manner.  Upon the completion of one year of service, the ESOP account balances of each participant become 20% vested and continue to vest at the rate of 20% for each additional year of service completed by the participant, such that a participant becomes 100% vested upon the completion of five years of service.  Credit is given for years of service with the Bank prior to adoption of the ESOP.  In the case of death, retirement, disability or a change in control, however, participants immediately become fully vested in their ESOP account balances.  Benefits may be payable from the ESOP until death, retirement or disability or in the plan year following separation from service if the participant’s account does not exceed $5,000.  Otherwise, distributions will not be made until the last quarter of the sixth full plan year following separation from service or, if later, when the ESOP loan is repaid in full.  Distributions may also be made to a partial degree after a participant attains age 55 and completes 10 years of active participation in the ESOP, even if a participant has not separated from service.

First Bankers Trust Services, Inc. serves as trustee of the ESOP.  Under the ESOP, the trustee must generally vote all allocated shares of common stock held in the ESOP in accordance with the instructions of the corresponding participants.  Allocated shares for which no directions are received and unallocated shares will generally be voted, on any matter, in the same ratio as those allocated shares for which participant instructions are received, in each case subject to the requirements of applicable law and the fiduciary duties of the trustee.

The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Severance Benefits Plan

Effective September 23, 2008, the Company adopted a Severance Benefits Plan to provide eligible employees with income in the event of termination.  Generally, all regular full-time and part-time employees of the Company and the Bank (including officers) are eligible for benefits under the plan in the event they are terminated by the Company or the Bank for reasons other than for misconduct or unsatisfactory performance below applicable acceptable standards.  Among other benefits, the plan provides for the payment of one weeks’ salary or average earnings per full year of service with the Company or the Bank for terminated eligible employees who are classified as “non-exempt” for payroll purposes, and two week’s salary or average earnings per full year of service for terminated eligible employees who are classified as “exempt” for payroll purposes.  The plan provides for a minimum benefit of two weeks of severance pay and a maximum benefit of 26 weeks of severance pay; however, the amount of severance benefit may be reduced or may be cancelled in certain circumstances. The plan is subject to certain requirements of ERISA.

Executive Compensation Processes and Procedures

The Company’s executive compensation policies are established by the Compensation Committee of the Board of Directors (the “Committee”).  The Committee oversees executive compensation and related matters and administers the Company’s benefit programs for its senior executives.  The Committee is comprised entirely of non-management directors and includes Messrs. McLaren and Serna and Ms. Minster.  The Committee is responsible for reviewing the compensation of the Company’s chief executive officer and making recommendations regarding his compensation for approval to the full Board, as well as setting the compensation and benefit policies and programs for the Company’s other executive officers.  The Committee also advises and assists management in formulating policies regarding overall compensation.

Executive Compensation Policies and Objectives

The Company’s compensation policies are designed to align the interests of the Company’s executives with those of the Company’s stockholders.  Through its policies, the Company seeks to improve profitability and long-term stockholder value by rewarding its executives based on criteria set for individual and corporate performance.  The compensation program and policies also are designed to aid in the attraction, motivation and retention of key personnel.  The Committee considers all elements of compensation when determining individual components of pay.  The Company strives to pay its executive officers a salary that is in line with competitive market levels.  In defining the competitive market, the Committee includes companies in the financial institutions industry with an average size and location comparable to the Company and uses compensation survey studies to assist it in making this determination.  In the future, the Committee may retain third-party consultants and use compensation surveys to help develop and maintain a competitive compensation program.  The Committee will select consultants based on their experience in compensation matters and their experience in the financial services industry.

Performance Criteria

In July of each year, under the direction of the Compensation Committee, the chief executive officer’s performance goals are based on a combination of objective and subjective performance criteria.  Objective criteria include the growth of net income, earnings, and loans.  Subjective criteria include strategy, leadership, ethics, effectiveness and execution of strategic initiatives.

The performance goals of the other senior executives are set by the chief executive officer in July of each year.  These goals are based upon both corporate and personal performance.  Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer.  Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary

In considering annual base salary increases, the Committee, in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually.  In general, competitive trends of the industry and in the Company’s peer group will be followed.  In July of each year, the Committee meets to approve annual base salaries for the executive officers for that fiscal year.

Cash Incentive Compensation

Cash incentive compensation is based on both corporate goal achievement and individual performance.  Bonuses paid will be at, above or below the target percentage depending upon the degree to which individual and corporate goals are met. In July of each year, the Committee approves annual cash incentive compensation amounts, based on performance reviews and the achievement of projected corporate and individual performance levels.  Also, goals and target cash incentive compensation percentages are set for the following year in conjunction with the Board’s approval of the annual business plan.

Equity-Based Incentive Compensation

Presently, senior executives are eligible to receive awards under the Company’s 2005 Stock Option Plan and 2005 Management Recognition Plan.  At its discretion, the Committee reviews and recommends for full Board approval any grant to the chief executive officer and other senior executives of stock-based awards under the plans.  The Committee considers recommendations from the chief executive officer regarding awards for the other senior executives.  The Committee bases the awards on past performance and the expectation that each executive officer’s future performance will positively impact stockholder value.

Compensation of Chief Executive Officer

For the fiscal year ended June 30, 2008, Mr. Szwajkowski received a base salary of $140,000.  Mr. Szwajkowski did not receive a cash bonus for 2008.  The Board based Mr. Szwajkowski’s salary on the salaries of chief executive officers at comparable institutions and on other criteria.

Compensation of Other Executive Officers

Each of the agreements with the Company’s other executive officers provides for an annual base salary that may be reviewed and increased at the discretion of the Committee, and an annual bonus to be determined in and payable at the Committee’s discretion.  The Committee reviews the performance of each executive quarterly by evaluating the achievement of corporate and personal objectives.  The Committee will consider the effect of significant corporate developments and initiatives in evaluating overall corporate performance for 2009 and may grant the discretionary annual bonus and awards of stock options and restricted stock based upon the Committee’s evaluation of each executive’s performance.

Director Compensation

Through its director compensation practices, the Company seeks to enhance its ability to attract and retain directors that meet the Company’s director qualification criteria as discussed under “Director Nomination Procedures.”  The Committee annually reviews and recommends to the Board of Directors the annual directors’ compensation and any additional compensation for service on committees of the Board, other meeting fees or any other benefit payable by virtue of a director’s position as a member of the Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the fees paid and options and stock awarded to the Company’s directors during fiscal 2008, other than directors who are Named Executive Officers.

Name(1)	Fees earned or paid in cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)		Total ($)
Alan W. Bird	20,400	29,412	25,445	15,644	(4)	90,901
John T. Dempsey	24,000	14,706	12,722	—		51,428
James A. Fitch, Jr.	18,700	11,594	8,817	—		39,111
Barbara K. Minster	24,000	14,706	12,722	12,000	(5)	63,428
Peter C. Rolewicz(6)	8,000	14,706	12,722	—		35,428
Rodolfo Serna	22,300	14,706	12,722	—		49,728
_______________
(1)	C. Michael McLaren, who was named to the Company’s Board of Directors effective July 21, 2008, did not receive any director compensation during the 2008 fiscal year.
(2)
No stock awards were granted to directors in fiscal 2008 other than to Mr. Fitch.  Amounts in column represent the dollar amount of expense recognized on outstanding stock awards for consolidated financial statement reporting purposes in accordance with SFAS 123R, without regard to discounts for estimated forfeitures.

(3)
No options were granted to directors in fiscal 2008 other than to Mr. Fitch.  Amounts in column represent the dollar amount of expense recognized on outstanding option awards for consolidated financial statement reporting purposes in accordance with SFAS 123R, without regard to discounts for estimated forfeitures.  The following are the option awards outstanding for each director listed above as of June 30, 2008:

Name	Outstanding Option Awards
Alan W. Bird	26,450
John T. Dempsey	13,225
James A. Fitch, Jr.	13,225
Barbara K. Minster	10,580
Peter C. Rolewicz	13,225
Rodolfo Serna	13,225
_______________
(4)	Represents compensation paid to Mr. Bird in his former capacity as Senior Vice President – Investments of the Company. Mr. Bird resigned from this position on January 20, 2008.
(5)
Represents retirement benefits received by Ms. Minster in connection with her retirement in 1995 as Vice President of the Bank.  Under the agreement with the Bank entered into upon her retirement, Ms. Minster receives a fixed amount of $1,000 per month.

(6)	Retired from the Board of Directors on January 3, 2008.

Each director of the Company receives a cash retainer fee of $1,700 per month.  Each member of the Audit Committee is also paid $300 for each regular monthly committee meeting attended.  No additional compensation is paid for attendance at any of the Company’s other Board committee meetings.

Each of the directors of the Company is also a director of the Bank.  Directors do not receive any additional compensation for serving on the Bank’s board of directors or any committee thereof.  Total fees paid to all members of the Company’s board of directors for service in fiscal 2008 was $132,700.

The directors are also eligible to participate in and receive awards under each of the Company’s Stock Option Plan and Management Recognition and Retention Plan.

TRANSACTIONS WITH RELATED PERSONS

Some of the executive officers and directors of the Company are, and have been during the preceding year, customers of the Bank.  As such customers, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons.  In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features.  At June 30, 2008, the Bank had $150,965 in loans outstanding to certain directors and executive officers of the Company and certain executive officers of the Bank, which amount represented less than one percent of the Company’s total loans outstanding as of that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who own more than 10% of the Company’s Common Stock to file reports of beneficial ownership and changes in such ownership with the SEC.  Officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms filed with the SEC and available on the SEC’s website, the Company believes that during fiscal 2008, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.  For certain prior fiscal years, the Company expects that filings will be made with respect to statements of initial beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 for the Company’s Senior Vice President—Operations/IT.

PROPOSAL 2. — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

The Company’s independent accountants for the fiscal year ended June 30, 2008, were Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC).  The Company’s Audit Committee has selected Crowe Horwath to serve as the Company’s independent public accountants for the fiscal year ending June 30, 2009, and further directs that the selection of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Although the selection of the independent accountants is, by law, the responsibility of the Audit Committee, the Board of Directors has determined to provide stockholders the opportunity to express their view concerning such appointment by voting on this non-binding ratification proposal.

The Company has been advised by Crowe Horwath that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients.  Crowe Horwath will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

Audit Fees

The aggregate amount of the fees billed or to be billed by Crowe Horwath for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2008 and 2007, including its reviews of the Company’s unaudited interim financial statements included in reports on Form 10-QSB filed by the Company under the Exchange Act during each such fiscal year, was $142,500 and $130,000, respectively.

Audit-Related Fees

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above.  There were no audit-related fees in fiscal 2008 and 2007.

Tax Fees

Tax fees include fees for tax compliance services, including preparation of tax returns, amended returns, carryback claims, tax return preparation advice and tax planning services.  Aggregate fees for tax services were $12,150 in fiscal 2008 and $11,500 in fiscal 2007.

All Other Fees

The aggregate amount of the fees billed by Crowe Horwath for all other services rendered by it to the Company during fiscal 2008 was $21,500, which consisted of services related to reviewing the Company’s Section 280G calculation, consultation regarding the Company’s documentation of internal control over financial reporting and the purchase of software relating to the documentation of internal control over financial reporting.  The aggregate amount of the fees billed by Crowe Horwath for all other services rendered by it to the Company during fiscal 2007 was $3,650, which consisted of services related to reviewing the Company’s Section 280G calculation and consultations on tax issues related to stock compensation plans.

The Audit Committee considered whether the provision of the non-audit services by Crowe Horwath in fiscal 2008 was compatible with maintaining the independence of Crowe Horwath and in evaluating whether to appoint Crowe Horwath to perform the audit of the Company’s financial statements for the fiscal year ending June 30, 2009.

The full Audit Committee considers any proposed engagement of the independent public accountants to render audit or permissible non-audit services for pre-approval.  All of the services provided by the independent public accountants in fiscal 2008 were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is currently comprised of three outside directors, a majority of whom are “independent” within the meaning of the Nasdaq rules and satisfy the heightened independence standards under the SEC rules.  The Committee operates under a written charter adopted by it and the Board of Directors.  The Board appoints the Audit Committee and its chairman, with the Committee to consist of no fewer than three directors.  The Board has designated Mr. Dempsey as the “audit committee financial expert.”  The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management.  The Company’s independent public accountants for 2008, Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC) are responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Crowe Horwath the audited financial statements of the Company for the year ended June 30, 2008.  The Audit Committee also reviewed and discussed with Crowe Horwath the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), as currently in effect.

Crowe Horwath also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect.  The disclosures described the relationships and fee arrangements between the firm and the Company.  Consistent with Independence Standards Board Standard No. 1 and the SEC’s auditor independence rules, the Audit Committee considered at a meeting held on September 25, 2008, whether these relationships and arrangements are compatible with maintaining Crowe Horwath’s independence, and has discussed with representatives of Crowe Horwath that firm’s independence from the Company.

Based on the above-mentioned reviews and discussions with management and Crowe Horwath, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended June 30, 2008, for filing with the SEC.

This report is submitted on behalf of the Audit Committee of the Board of Directors:

John T. Dempsey (Chair)
C. Michael McLaren
Rodolfo Serna

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Acts”) except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company, must be received at the Company’s main office, 9226 South Commercial Avenue, Chicago, Illinois 60617, Attention: Secretary, no later than June 3, 2009.  If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company’s Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders.  It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company’s Bylaws, which provides that to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be received by the Company at its principal executive offices no less than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, or not later than June 3, 2009 in connection with the next annual meeting of stockholders of the Company.  A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Bylaws.  No stockholder proposals have been received by the Company in connection with the Annual Meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders on Form 10-KSB for the fiscal year ended June 30, 2008 accompanies this Proxy Statement.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement.  However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

Andrew Morua
Secretary

October 1, 2008
Chicago, Illinois

Appendix A

ROYAL FINANCIAL, INC.

Audit Committee of the
Board of Directors

COMMITTEE CHARTER
(as approved by the Board on August 19, 2008)

PURPOSE:

The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall annually prepare the report to stockholders relating to the performance of the Audit Committee’s duties required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission (the “Commission”).

COMMITTEE MEMBERSHIP:

The Audit Committee shall consist of no fewer than three members.  The members of the Committee shall not be employees of the Company and a majority of the members shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission.  All members of the Audit Committee shall be able to read and understand fundamental financial statements.  No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.  To the extent required, at least one member of the Audit Committee shall be a “financial expert” as defined by the Commission.  Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. In accordance with the rules and regulations of the Commission and NASDAQ, members of the Audit Committee (including their immediate family members, as defined in such rules) may not (i) accept any consulting, advisory or other compensatory fees from the Company, except in his or her capacity as a member of the Board or any other committee of the Board or (ii) be an affiliate of the Company.

The members of the Audit Committee shall be appointed by the Board.  Audit Committee members may be replaced by the Board.

MEETINGS:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.  The Audit Committee may meet periodically with management, the internal auditors, if any, and the independent auditor in separate executive sessions and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITY:

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting).  The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve the fees and terms of all engagements for audit, review or attest services and any permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The engagement must either be approved in advance by the Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, which policies and procedures must be detailed as to the particular service.

The Audit Committee may form a subcommittee consisting of one or more members when appropriate, with authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors without first seeking Board approval.  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board.  The Audit Committee shall review and reassess the adequacy of this Charter annually in light of any changes in regulatory requirements or authoritative guidance and recommend any proposed changes to the Board for approval.  The Audit Committee shall annually assess the qualifications of each member of the Audit Committee and the effectiveness of the Audit Committee and present a report thereon to the Board.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor (i) the annual audited financial statements, including disclosures to be made in management’s discussion and analysis in the Company’s Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K; and (ii) the quarterly unaudited financial statements, including disclosures to be made in the Company’s Form 10-Q, prior to its filing, including the results of the independent auditor’s review of the quarterly unaudited financial statements.

2.	The reviews discussed above should include discussions with management, the independent internal auditor, if any, and the independent auditor regarding:

(a)	Significant and unusual transactions.

(b)
Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

(c)	Any major issues as to the adequacy of the Company’s internal controls.

(d)	Any special steps adopted in light of material control deficiencies.

3.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

4.
Review and discuss with management (including the senior internal audit executive) and the independent auditor, the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

5.	Review and discuss, at least quarterly, reports from the independent auditors as required by the Commission on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.
Discuss with management the Company’s earnings press releases prior to their issuance, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may generally discuss the types of information to be disclosed and the types of presentations to be made.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.
Discuss with the independent auditor the matters required to be communicated (i) in accordance with Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and (ii) under Section 10A of the Exchange Act, pertaining to information, if any, detected during the course of the audit indicating that an illegal act has or may have occurred.

10.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Review and evaluate the performance of the independent auditor and the lead partner of the independent auditor team.

12.
Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company.  After reviewing this report, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.  The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.
Periodically review and discuss with the independent auditor and members of the independent auditor team all significant relationships they have or have had with the Company that could impair auditor independence and the scope of any non-audit services being performed for the Company by the independent auditor.

14.
Ensure the rotation of the lead and concurring audit partners every five years and any audit partners (as defined by the Commission) every seven years as required by law.  Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15.
Establish policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in compliance with all relevant rules and regulations.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Review the appointment, performance, compensation and replacement of the senior internal auditing executive, or independent internal auditor, if any.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Review at least quarterly the adequacy of the Company’s internal controls.

20.	Discuss any difficulties encountered in the course of the internal audit, including any restrictions on the scope of work or access to required information.

21.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.
Obtain reports from management, the Company’s independent internal auditor, if any, and/or senior internal auditing executives and the independent auditor, as deemed appropriate, that the Company and its subsidiary or affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct.  Review reports and disclosures of insider and affiliated party transactions.  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct.

23.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. All such procedures will at all times comply with all provisions of law, regulations or Company policy that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

24.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

25.	Discuss with legal counsel implications of legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

26.
Review procedures adopted by management to assure that all related party transactions and potential conflicts of interest of any director or executive officer of the Company will be brought to the attention of the Audit Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

LIMITATION OF AUDIT COMMITTEE’S ROLE:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

Appendix B

ROYAL FINANCIAL, INC.

Compensation Committee of the
Board of Directors

COMMITTEE CHARTER
(as approved by the Board on August 19, 2008)

Purpose:	The Committee is responsible for the oversight and determination of the Company’s executive compensation.
Composition:
The Compensation Committee shall be comprised of not less than three members of the Board, as may be appointed to the Committee from time to time by a majority of the Board.  The members of the Committee shall not be employees of the Company and a majority of the members shall satisfy the definition of “independent” under the listing standards of the Nasdaq Stock Market.  The Chairman of the Committee shall be elected by the Board out of those members appointed to the Committee.  The Chairman (or in his or her absence, such other Committee member as selected by the members present) shall preside at meetings of the Committee.

Responsibilities and Scope of Authority:	The duties of the Compensation Committee shall include (in addition to any other specific authority delegated to the Committee from time to time by resolution of the Board) the following:
1.
review and approve the compensation of the Chief Executive Officer of the Company.  In determining the amount, form, and terms of such compensation, the Committee shall consider the annual performance of the Chief Executive Officer in light of Company goals and objectives relevant to chief executive officer compensation, competitive market data pertaining to chief executive officer compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its stockholders;

2.
review and approve in advance salary levels, salary increases and bonuses for other executive officers of the Company and, if appropriate, senior officers of its subsidiary.  The Chief Executive Officer of the Company may be present at meetings during which such compensation is under review and consideration but may not vote;

	3.	report to the Board regarding performance appraisals and remuneration information concerning the chief executive officer and other members of senior management;
4.
administer the Company’s stock-based compensation programs, including the review and grant of stock options and other equity incentive grants to executive officers (with respect to stock option grants and restricted stock awards, it is anticipated that the Committee generally will rely on recommendations of management as to specific awards to key employees other than the Chief Executive Officer);

	5.	review and approve changes required by law to be made to existing employee benefit programs and non-material changes to existing programs;

B-1

6.
consider from time to time, review and recommend for Board approval additional executive compensation and employee benefit programs, including incentive-based compensation programs, non-cash compensation programs, retirement and savings plans, and any material changes to existing programs;

	7.	consider from time to time, review and recommend for Board approval severance programs, employment agreements and change-in-control agreements;
	8.	review from time to time, and make recommendations for Board approval, with respect to Board and Board committee compensation, benefits, and expense reimbursement plans and programs; and
	9.	review and reassess annually the adequacy of its charter and recommend any changes to the Board.

In addition, the Committee shall be responsible for preparing the proxy statement report regarding annual executive compensation and the Company’s overall compensation philosophy.  In carrying out its duties and responsibilities, the Committee is authorized to engage such independent consultants and advisers as the Committee deems necessary and advisable, and to approve the fees and other retention terms of any such consultants or advisers.

Manner of Acting:
A majority of the members of the Committee present (in person or by telephone) at any meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action.  Minutes shall be recorded of each meeting held.  Actions may be taken by written consent in lieu of a meeting of the Committee.

Reports:
The Chairman of the Committee (or in his absence such other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting thereof with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting.

B-2

Appendix C

ROYAL FINANCIAL, INC.

Nominating Committee of the
Board of Directors

COMMITTEE CHARTER
(as approved by the Board on August 19, 2008)

Composition:
The Nominating Committee shall be comprised of not less than two members of the Board as may be appointed to the Committee from time to time by a majority of the Board; provided, however, no member of the Committee shall be an employee of the Company, and a majority of the members must be determined by the Board to be “independent” in accordance with  “independence” rules of the Nasdaq National Market applicable to Board members generally.  The Chairman of the Nominating Committee shall be designated by the Board out of those members appointed to the Committee.  The Chairman (or in his or her absence, such other Committee member as selected by the members present) shall preside at meetings of the Nominating Committee.

Committee Role and Scope of Authority:
The Nominating Committee is responsible for recommending to the Board the slate of nominees to be presented by the Board of Directors for election as directors at each annual meeting of stockholders.  The Committee shall also take a leadership role in the development of corporate governance policies and management succession planning. The duties of the Nominating Committee shall include (in addition to any other specific authority that may be delegated to the Committee from time to time by resolution of the Board) the following:

(1)
determine criteria for the selection and qualification of the members of the Board consistent with corporate governance and other policies the Board may from time to time adopt and in order to ensure that a majority of the Board is comprised of “independent” directors;

(2)
evaluate the qualifications of director candidates, including incumbent members of the Board that are willing to stand for reelection and nominee recommendations, if any, received from stockholders in accordance with the procedures set forth in the By-laws;

	(3)	seek out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board;
	(4)	recommend for Board approval persons to fill vacancies on the Board which may occur between annual meetings;
(5)
review information provided by directors in response to the Company’s annual D&O Questionnaire regarding directors’ relationships with the Company and other relevant information in order to evaluate, at least annually, the “independence” of each member of the Board, and make recommendations to the Board with respect to determination of each member’s “independence” consistent with the listing requirements of the Nasdaq Stock Market;

(6)
establish procedures to receive prompt notification of changes in a director’s circumstances that may be deemed to affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

(7)
review from time to time, monitor emerging best practices and make appropriate recommendations for Board approval, with respect to the Company’s corporate governance practices, policies or guidelines, including, among other things:

	(a)	the structure of various committees of the Board, the composition and individual members of such committees and the functions of the Board and the committees thereof;
	(b)	Board and Board committee meeting schedules and agendas and director responsibilities regarding meeting attendance and preparation;
	(c)	Board member attendance at annual stockholder meetings and processes for stockholders to communicate with Board members;
	(d)	Director access to management and, as necessary and appropriate, independent advisors;
	(e)	Board tenure and retirement policies;
	(f)	Board and Committee self-assessments;
	(g)	Director orientation and continuing education; and
	(h)	such other matters deemed advisable to improve the overall effectiveness of the Board;
(8)
study, and review with management at least annually, the overall effectiveness of the organization of the Board and the conduct of its business, and make appropriate recommendations to the Board with regard thereto;

(9)
review, at least annually, the Company’s code of ethics and if appropriate, make recommendations for Board approval with respect to modifications or enhancements thereto, and consider requested waivers thereof, if any, for directors or executive officers;

(10)	conduct, at least annually, a performance assessment of the Board and of the Nominating Committee and report its findings to the Board;
(11)	review management succession plans periodically with senior management as appropriate, and report to the Board at least annually regarding management succession planning; and
(12)	review and approve annually the required proxy statement disclosures regarding the board nomination processes and other corporate governance matters.

In carrying out its duties and responsibilities, the Nominating Committee is authorized to engage such independent consultants and advisers, including third-party search firms, as the Committee deems necessary and advisable.

Manner of Acting:
A majority of the members of the Committee present (in person or by telephone) at any meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action.  Minutes shall be recorded of each meeting held.  The Committee may adopt its own rules of procedure, and, unless otherwise determined by a majority vote of the members of the Committee, actions may be taken by written consent in lieu of a meeting of the Committee.

Reports:
The Chairman of the Nominating Committee (or in his absence such other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting thereof with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting.